INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (hereinafter referred to as the “Agreement”), dated as of January 16, 2013 (“Execution Date”) by and between Vaccinogen, Inc., a Maryland corporation (hereinafter referred to as the “Company”), and The Abell Foundation, Inc., a Maryland nonstock corporation (hereinafter referred to as the “Investor”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to five million dollars ($5,000,000) to purchase the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”); and

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1933 Act” shall have the meaning set forth in the preamble of this agreement.

“1934 Act” shall mean the Securities Exchange Act of 1934, as it may be amended.

“Affiliate” shall have the meaning specified in Section 5(G), below.

“Agreement” shall mean this Investment Agreement.

“By-laws” shall have the meaning specified in Section 4(C).

“Certificate of Incorporation” shall have the meaning specified in Section 4(C).

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“Closing” shall have the meaning specified in Section 2(D).

“Closing Date” shall mean no more than five (5) Trading Days following an Option Notice Date.

“Common Stock” shall have the meaning set forth in the preamble of this Agreement.

“Company” shall mean Vaccinogen, Inc., a Maryland corporation.

“Control” or “Controls” shall have the meaning specified in Section 5(G).

“Environmental Laws” shall have the meaning specified in Section 4(K).

“Equity Line Transaction Documents” shall mean this Agreement and all documents and agreements now or hereafter executed in connection herewith, as the same may from time to time be amended, supplemented, extended, renewed, replaced or otherwise modified.

“Execution Date” shall mean the date indicated in the preamble to this Agreement.

“Facility Amount” shall have the meaning specified in Section 2(A).

“Indemnities” shall have the meaning specified in Section 9.

“Indemnified Liabilities” shall have the meaning specified in Section 9.

“Investor” shall have the meaning indicated in the preamble of this Agreement.

“Kodiak Capital” shall mean Kodiak Capital Group, LLC.

“Maryland Loan” shall mean a forgivable loan to the Company from the State of Maryland.

“Material Adverse Effect” shall have the meaning specified in Section 4(A).

“Material Amount” or “Material in Amount” shall mean greater than $10,000.

“Note Purchase Agreement” shall mean that certain Note and Warrant Purchase Agreement dated October 26, 2011, by and between the Company and the Investor, as the same has been and hereafter may be amended, supplemented, extended, renewed, replaced or otherwise modified.

“Option” shall have the meaning set forth in Section 2(B) hereof.

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“Option Amount” shall have the meaning set forth in Section 2(B) hereof.

“Option Notice” shall mean a written notice sent by the Investor to the Company stating the Option Amount in U.S. dollars the Investor intends to purchase from the Company pursuant to the terms of this Agreement.

“Option Notice Date” shall mean the Trading Day, as set forth below, on which the Company receives an Option Notice; however, an Option Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by the Company if such notice is received prior to 9:00 am Eastern Time, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am Eastern Time on a Trading Day. No Option Notice may be deemed delivered on a day that is not a Trading Day.

“Principal Market” shall mean the American Stock Exchange, Inc., the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board, the NASDAQ National Market System or the NASDAQ SmallCap Market, whichever is the principal market on which the Common Stock will be listed pursuant to the Company’s plans to become a fully-reporting publicly-listed Company on a Principal Market.

“Purchase Amount” shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities.

“Purchase Price” shall mean the lowest price paid by any purchaser of Shares in the Venture Capital Financing.

“Related Party” shall have the meaning specified in Section 5(G).

“Resolution” shall have the meaning specified in Section 7(E).

“SEC” shall mean the U.S. Securities & Exchange Commission.

“Securities” shall mean the Shares issued pursuant to the terms of the Agreement.

“Shares” shall mean the shares of the Company’s Common Stock.

“Subsidiaries” shall have the meaning specified in Section 4(A).

“Term Sheet” shall mean an executed instrument between the parties hereto containing the terms of this and other agreements between the parties, and is hereby incorporated by reference. If any conflict exists between the terms or provisions of the Term Sheet and this Agreement, the latter shall prevail.

“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.

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“Venture Capital Financing” shall mean shall mean the first transaction or series of transactions to occur after the date hereof involving the issuance or sale of Shares that would result in at least $35,000,000 in aggregate gross proceeds to the Company; provided, however, that the indicated amount representing the Venture Capital Financing shall be reduced dollar-for-dollar by the principal amount of the indebtedness incurred by the Company with respect to the Maryland Loan (in no event to exceed $2,000,000).

SECTION 2. PURCHASE AND SALE OF COMMON STOCK.

(A)  PURCHASE AND SALE OF COMMON STOCK. From time to time, subject to the terms and conditions set forth herein and in the other Equity Line Transaction Documents and in accordance with the procedure described in this Section 2, at the request of the Investor in its sole discretion, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price not to exceed five million dollars ($5,000,000) (the “Facility Amount”).

(B)  DELIVERY OF OPTION NOTICES. The Investor may from time to time in its sole discretion, deliver an Option Notice to the Company which states the dollar amount (designated in U.S. Dollars) (the “Option Amount”) which the Investor intends to invest for the purpose of purchasing Shares from the Company on a Closing Date (the “Option”). The Option Notice shall be in the form attached hereto as Exhibit A and incorporated herein by reference. The Option Amount shall be up to an aggregate amount of five million dollars ($5,000,000). The Purchase Price for the Common Stock identified in the Option Notice shall be the Purchase Price.

(C)  CONDITIONS TO INVESTOR’S PURCHASE OF SHARES. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that the Investor shall not deliver an Option Notice, and shall have no obligation to purchase any Shares pursuant to any Option Notice delivered by it, unless each of the following conditions are satisfied or waived by it in writing:

(I) the Company shall have received gross proceeds of at least twenty-five million dollars ($25,000,000) under that certain Investment Agreement dated July 18, 2012 with Kodiak Capital;

(II) after the date hereof, the Company shall have received gross proceeds from the sale of Shares of at least ten million dollars ($10,000,000) from investors other than Kodiak Capital; provided, however, that the required amount of gross proceeds received from the sale of Shares shall be reduced dollar-for-dollar by the principal amount of the indebtedness incurred by the Company with respect to the Maryland Loan (in no event to exceed $2,000,000);

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(III) the Company shall have complied with its obligations and is otherwise not in breach of or in default under this Agreement, under the Note Purchase Agreement or under any other agreement executed in connection herewith or therewith;

(IV) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

(V) with respect to all Options, the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market to the extent applicable.

(D)  MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to the satisfaction of the conditions set forth in Sections 2(C), 6, and 7, the closing of the purchase by the Investor of Securities pursuant to an Option Notice (a “Closing”) shall occur on the date which is no later than five (5) Trading Days following the applicable Option Notice Date (each a “Closing Date”). Prior to or on each Closing Date, (I) the Investor shall deliver to the Company the Purchase Price to be paid for such Securities, and (II) the Company shall deliver to the Investor certificates representing the Securities to be issued to the Investor on such date and registered in the name of the Investor. In lieu of delivering physical certificates representing the Securities, and provided that the Company’s transfer agent is then participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor’s prime broker (as specified by the Investor within a reasonably in advance of the Investor’s notice) with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

SECTION 3. INVESTOR’S REPRESENTATIONS, WARRANTIES, AND COVENANTS.

The Investor represents and warrants to the Company, and covenants, as follows:

(A)  SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication, and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.

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(B)  AUTHORIZATION; ENFORCEMENT. The Investor has the requisite power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the Investor, and no further consent or authorization is required by its Board of Trustees. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(C)  SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. The Investor agrees not to sell the Company’s stock short, either directly or indirectly through its affiliates, principals or advisors during the term of this Agreement.

(D)  ACCREDITED INVESTOR. Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(E)  NO CONFLICTS. The execution, delivery, and performance of the Equity Line Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (I) result in a violation of the limited liability company operating agreement or other organizational documents of the Investor, or (II) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any material agreement, contract, indenture mortgage, indebtedness, or instrument to which the Investor is a party, or to the Investor’s knowledge, result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the Investor is bound or affected.

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(F)  OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company’s business, finance and operations, which it has requested. The Investor has had an opportunity to discuss the business, management, and financial affairs of the Company and the terms and conditions of this Agreement and the merits and risks of investing in the Securities with the Company’s management sufficient to enable it to evaluate its investment. The Investor has had the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(G)  INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

(H)  NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

(I)  GOOD STANDING. The Investor is a corporation, duly formed, validly existing, and in good standing in the State of Maryland.

(J)  TAX LIABILITIES. The Investor understands that it is liable for its own tax liabilities.

(K)  REGULATION M. The Investor will comply with Regulation M under the 1934 Act, if applicable.

(L)  INVESTOR FUNDS. The Investor has, and will have at each Closing, all funds or financing in place necessary to pay and deliver to the Company the cash Purchase Price as contemplated hereby.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Schedules attached hereto, or as may be disclosed from time to time by the Company to the Investor in writing after the Execution Date, the Company represents and warrants to the Investor, and covenants, as follows:

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(A)  ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under any of the Equity Line Transaction Documents.

(B)  AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

(I) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the other Equity Line Transaction Documents to issue the Securities in accordance with the terms hereof and thereof.

(II) The execution and delivery of the Equity Line Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the reservation for issuance and the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its shareholders.

(III) The Equity Line Transaction Documents have been duly and validly executed and delivered by the Company.

(IV) The Equity Line Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(C)  CAPITALIZATION.

Except as disclosed in Schedule 4(C) and as may be disclosed by the Company to the Investor in writing after the Execution Date:

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(I)	No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

(II)	There are no outstanding debt securities and there is no other indebtedness for borrowed money;

(III)	There are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

(IV)	There are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act;

(V)	There are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

(VI)	There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

(VII)	The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(VIII)	There is no dispute as to the classification of any shares of the Company’s capital stock.

The Company has furnished to the Investor true and correct copies of the Company’s Certificate of Incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

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(D)  ISSUANCE OF SHARES. The Company agrees to reserve adequate Shares for issuance pursuant to this Agreement, which have been duly authorized and reserved for issuance pursuant to this Agreement (subject to adjustment pursuant to the Company’s covenant set forth in Section 5(F)). Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot reserve a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

(E)  NO CONFLICTS. The execution, delivery, and performance of the Equity Line Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (I) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company, or the By-laws; or (II) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any material agreement, contract, indenture mortgage, indebtedness, or instrument to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is to be traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(E), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations, and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order, or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the 1934 Act, or any securities laws of any states, to the Company’s knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration with, any court, governmental authority or agency, regulatory or self-regulatory agency, or other third party in order for it to execute, deliver, or perform any of its obligations under, or contemplated by, the Equity Line Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof or are pending. Except as disclosed in Schedule 4(E), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company will not be in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

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(F)  ABSENCE OF CERTAIN CHANGES. The Company does not intend to and has not taken any actions to change the business operations of the Company in any material way. The Company is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent conveyances and transfers. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as previously disclosed to the Investor in writing, there have been no material adverse results or consequences arising in connection with any clinical trial testing the efficacy of any product for which the Company owns or licenses the applicable patent(s).

(G)  ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. Except as set forth in Schedule 4(G), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such.

(H)  ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Equity Line Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company’s decision to enter into the Equity Line Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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(I)  EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute, nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

(J)  INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and rights necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 4(J), none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret, or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the Schedule 4(J), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties.

(K)  ENVIRONMENTAL LAWS. The Company and its Subsidiaries (I) are, to the knowledge of the management and directors of the Company and its Subsidiaries after due inquiry, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (II) have, to the knowledge of the management and directors of the Company after due inquiry, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (III) are in compliance, to the knowledge of the management and directors of the Company after due inquiry, with all terms and conditions of any such permit, license or approval where, in each of the three (3) foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

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(L)  TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, and defects except such as are described in Schedule 4(L) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(M)  INSURANCE. The Company and each of its Subsidiaries, where applicable, are or will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is typical and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(N)  COMPLIANCE WITH LAWS; REGULATORY PERMITS. Neither the Company nor any of its Subsidiaries is in violation of any applicable laws, rules, regulations, executive orders or codes which violation(s) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, the Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations, and permits from the appropriate federal, state, local, or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease, or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations, or permits which if not obtained, or such revocations or modifications which, could not reasonably be expected have a Material Adverse Effect.

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(O)  TAX STATUS. Except as set forth on Schedule 4(0), the Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are Material in Amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 4(0), there are no unpaid taxes in any Material Amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(P)  CERTAIN TRANSACTIONS. Except as set forth in Schedule 4(P), or disclosed to the Investor by the Company in writing at least ten (10) days prior to the first Option Notice, and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

(Q)  DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Equity Line Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(R)  [INTENTIONALLY OMITTED]

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(S)  NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock to be offered as set forth in this Agreement.

(T)  NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS. No brokers, finders, or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement, except as otherwise disclosed in this Agreement.

SECTION 5. COVENANTS OF THE COMPANY

(A)  COMMERCIALLY REASONABLE EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Sections 5 and 7 of this Agreement.

(B)  BLUE SKY. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of such states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

(C)  REPORTING STATUS. If the Company shall become registered pursuant to Section 12 of the 1934 Act, or if the Company becomes subject to the 1934 Act reporting requirements pursuant to Section 15(d) of the 1933 Act, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act, until one of the following occurs: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144(b) promulgated under the 1933 Act or another applicable exemption, or (ii) the date on which the Investor has sold all the Securities and this Agreement has been terminated pursuant to Section 8.

(D)  USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in Section 10(B)) for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

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(E)  FINANCIAL INFORMATION. If the Company shall become registered pursuant to Section 12 of the 1934 Act, or if the Company becomes subject to the 1934 Act reporting requirements pursuant to Section 15(d) of the 1933 Act, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (I) within ten (10) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (II) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (III) within ten (10) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc., unless such information is material nonpublic information.

(F)  RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Securities to the Investor as required hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5(F), the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

(G)  TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify, or supplement, or permit any Subsidiary to enter into, amend, modify, or supplement, any agreement, transaction, commitment, or arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (I) customary employment arrangements and benefit programs on reasonable terms, (II) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a disinterested third party other than such Related Party, or (III) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (I) has a 5% or more equity interest in that person or entity, (II) has 5% or more common ownership with that person or entity, (III) controls that person or entity, or (IV) is under common control with that person or entity. “Control” or “Controls” for purposes hereof means that a person or entity has the power, directly or indirectly, to conduct or govern the policies of another person or entity.

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(H)  CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

(I)  ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

(J)  REIMBURSEMENT. If (i) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Equity Line Transaction Documents, or if the Investor is impleaded in any such action, proceeding or investigation by any person (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement); or (ii) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transaction contemplated by the Equity Line Transaction Documents (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement), or if this Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Investor for its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which the Investor is a named party, the Company will pay to the Investor the charges, as reasonably determined by the Investor, for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trial or retrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case maybe, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, the Investor and any such affiliate and any such person.

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SECTION 6. CONDITIONS OF THE COMPANY’S OBLIGATION TO SELL.

The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(A)  The Investor shall have executed this Agreement and delivered the same to the Company.

(B)  The Investor shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investor.

(C)  The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time and the Investor shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by the Equity Line Transaction Documents to be performed, satisfied, or complied with by the Investor on or before such Closing Date.

(D)  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION 7. FURTHER CONDITIONS OF THE INVESTOR’S OBLIGATION TO PURCHASE.

In addition to the other conditions set forth in this Agreement and in the other Equity Line Transaction Documents, the obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion (but only in writing).

(A)  The Company shall have executed the Equity Line Transaction Documents and delivered the same to the Investor.

(B)  The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Investor’s delivery of the Option Notice related to such Closing).

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(C)  The representations and warranties of the Company contained in this Agreement and in the other Equity Line Transaction Documents shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements, and conditions required by this Agreement and the other Equity Line Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. An officer of the Company shall deliver to the Investor on the Closing Date a certificate certifying that (I) the conditions set forth in this Section 7(C) have been fulfilled, and (II) the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing Date.

(D)  The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

(E)  The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(B)(II) above (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

(F)  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction, which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION 8. TERMINATION.

A.	This Agreement shall terminate when the Investor has purchased an aggregate of five million dollars ($5,000,000) in the Common Stock of the Company pursuant to this Agreement.

B.	This Agreement may terminate upon any of the following events:

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(I)	Termination for Default. In the event that either party commits a material breach of its obligations hereunder, the other party may, at its option, terminate this Agreement by written notice of termination specifying such material breach; provided, however, that if such default is subject to cure, then such notice shall be subject to a twenty (20) day cure period from the date thereof, and if the defaulting party cures such default prior to expiration of such period, termination shall not take place.

(II)	Termination for Insolvency. Either party hereto may, at its option, upon five (5) days written notice, terminate this Agreement should the other party hereto (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization, or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs.

C.	Survival of Termination. The obligations of the parties under this Agreement that by their nature would continue beyond expiration, termination or cancellation of this Agreement (including, without limitation, the representations and warranties, indemnification obligations, confidentiality requirements and ownership and property rights) shall survive any such expiration, termination or cancellation.

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SECTION 9. INDEMNIFICATION.

(A)	The Company (in such capacity, an “Indemnitor”) shall defend, protect, indemnify, and hold harmless the Investor and all of the Investor’s officers, trustees, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument, or document contemplated hereby or thereby; (II) any breach of any covenant, agreement, or obligation of the Indemnitor contained in the Equity Line Transaction Documents or any other certificate, instrument, or document contemplated hereby or thereby; or (III) any cause of action, suit, or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, or enforcement of the Equity Line Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such registration statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities to which the Indemnitor or the Indemnitees may be subject.

(B)	Promptly after receipt by an Indemnitee under this Section 9 of notice of any action or proceeding (including any governmental action or proceeding) involving an indemnifiable claim, such Indemnitee shall, if a claim in respect thereof is to be made against Indemnitor under this Section 9, deliver to Indemnitor a written notice thereof, and Indemnitor shall have the right to participate in, and, to the extent Indemnitor so desires to assume control of the defense thereof with counsel mutually satisfactory to Indemnitor and Indemnitee; provided, however, that an Indemnitee, shall have the right to retain its own counsel with the fees and expenses to be paid by Indemnitor, if, in the reasonable opinion of counsel retained by Indemnitee, the representation by counsel of Indemnitee and Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Indemnitor shall pay for only one (1) separate legal counsel for Indemnitee(s), as applicable selected by it. Indemnitee shall cooperate fully with Indemnitor in connection with any negotiation or defense of any such action or claim by Indemnitor and shall furnish to Indemnitor all information reasonably available to Indemnitee which relates to such action or claim. Indemnitor shall keep Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. Indemnitor shall not be liable for any settlement of any action, claim or proceeding affected without its written consent; provided, however, that Indemnitor shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim. Following indemnification as provided for hereunder, Indemnitor shall be subrogated to all rights of Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to Indemnitor within a reasonable time of the commencement of any such action shall not relieve Indemnitor of any liability to Indemnitee under this Section 9, except to the extent that Indemnitor is prejudiced in its ability to defend such action.

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SECTION 10. GOVERNING LAW.

(A)  GOVERNING LAW. All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws.

(B)  LEGAL FEES AND MISCELLANEOUS FEES. The Company shall pay the fees and expenses of its own counsel and advisors and all other expenses incurred by the Company, as well as the reasonable fees and expenses of the Investor’s counsel (which shall not exceed $10,000 without the prior written consent of the Company) and all other reasonable expenses incurred by the Investor, in each case which are incident to or incurred by it in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

(C)  COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, however, that a .PDF signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(D)  HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

(E)  SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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(F)  ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the final agreement between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The execution and delivery of the Equity Line Transaction Documents shall not alter the force and effect of any other agreements between the Parties, and the obligations under those agreements.

(G)  NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (I) upon receipt, when delivered personally; (II) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (III) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Vaccinogen, Inc.

5300 Westview Drive, Suite 406

Frederick, MD 21703

Fax: (301) 631-2970

with a copy (which shall not constitute notice) to:

Indeglia & Carney

1900 Main Street, Suite 300

Irvine, CA 92614

marc@indegliacarney.com

Fax: (949) 861-3324

If to the Investor:

The Abell Foundation, Inc.

111 South Calvert Street, Suite 2300

Baltimore, MD 21202

Fax:

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with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, MD 21202

Attn: Kevin G. Gralley, Esq.

kevin.gralley@hoganlovells.com

Fax: (410) 659-2701

Each party shall provide five (5) days prior written notice to the other party of any change in address, facsimile number, or e-mail address.

(H)  NO ASSIGNMENT. This Agreement may not be assigned.

(I)  NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.

(J)  SURVIVAL. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 9, shall survive each of the Closings and the termination of this Agreement.

(K)  PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior consent of the Investor, except to the extent required by law. The Investor acknowledges that this Agreement and all or part of the Equity Line Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

(L)  FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(M)  NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it. The normal rule that ambiguities shall be interpreted against the drafting party shall not apply in the instant case.

(N)  REMEDIES. The Investor shall have all rights and remedies set forth in this Agreement and the other Equity Line Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorney’s fees and costs, and to exercise all other rights granted by law.

(O)  PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under any of the other Equity Line Transaction Documents, or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

SECTION 11. NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

(A)  Once the Company has secured, initiated, and maintained the listing or quotation of the Shares on the Principal Market and each other national securities exchange and automated quotation system, the Company shall not disclose material non-public information to the Investor, its advisors, or its representatives.

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(B)  Nothing herein shall require the Company, once it has secured, initiated, and maintained the listing of the Shares on the Principal Market and each other national securities exchange and automated quotation system, to disclose material non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts. Nothing contained in this Section 13 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain material non-public information in the course of conducting due diligence in accordance with the terms of this Agreement.

[Remainder of page intentionally left blank.]

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SIGNATURE PAGE OF INVESTMENT AGREEMENT

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement as of the date first written above.

The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate, and agrees to be bound by its terms.

THE ABELL FOUNDATION, INC.

By:	/s/ Robert C. Embry, Jr.
Robert C. Embry, Jr.
President

VACCINOGEN, INC.

By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President & Chief Operating Officer

By:	/s/ Michael G. Hanna, Jr.
Michael G. Hanna, Jr., Ph.D.
Chairman & Chief Executive Officer

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LIST OF EXHIBITS

EXHIBIT A	Put Notice

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EXHIBIT A

Date:

RE: Option Notice Number ___

Dear [______________________],

This is to inform you that as of today, The Abell Foundation, Inc., a Maryland nonstock corporation (the “Investor”), hereby elects to exercise its right pursuant to the Investment Agreement to require Vaccinogen, Inc. to sell shares of its common stock. The Investor hereby certifies the following:

The amount of this option is $_______________.

Regards,

Robert C. Embry, Jr.
President

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